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                                                                    Exhibit 23.2



To the Board of Directors
CUSA Technologies, Inc.



We consent to the use of our reports included in this Registration Statement on Form S-4 relating to the consolidated financial statements of CUSA Technologies, Inc. and subsidiaries as of June 30, 1996 and 1997 and for the years then ended and to the reference to our firm under the heading "Experts" in the Prospectus.


KPMG Peat Marwick LLP

/s/ KPMG Acct Marwick LLP

Salt Lake City, Utah
January 23, 1998